UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 27, 2011

BULLFROG GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive Grand Junction, CO		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 270-8306

670 Kent Avenue
Teaneck, NJ 07666
(201) 410-9400

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 27, 2011, Andrea Schlectman resigned from her positions as President and Chief Executive Officer of Bullfrog Gold Corp. (the “Company”).  On July 27, 2011, David Beling was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.  Additionally, On July 27, 2011, Mr. Beling was appointed to the Board of Directors of the Company and Alan Lindsay was appointed as Chairman of the Board of Directors.  Immediately, upon Mr. Beling’s and Mr. Lindsay’s appointment to the Board of Directors, Ms. Schlectman resigned from her position as director of the Company.  Ms. Schlectman did not resign due to any disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies or practices.

Mr. Beling, 69, has been a management consultant with D C Beling & Associates, LLC since January 1, 2011 and was Executive Vice President and Chief Operating Officer of Geovic Mining Corp. (TSXV) from January 1, 2004 through December 31, 2010.  Mr. Beling has served as a member of the boards of directors of Coyote Resources, Inc. (OTCBB) since March 17, 2011 and Quantum Rare Earths Dev. Corp (TSXV) since June 6, 2011.  Mr. Beling was a member of the Boards of Directors of Romarco Minerals, Inc. (TSX) until September 2009 and Rare Element Resources (TSXV) until March 2008.  Mr. Beling was the President and COO of AZCO Mining Inc (TSXV: AMEX) from 1992 through 1996 and the Senior Vice President of Hycroft Resources & Dev. Inc (VSX) from 1987 until 1992. He previously worked for several major US and junior Canadian mining companies. Mr. Beling was chosen as a director of the Company based on his 47 years of professional, management and executive experience in the mining industry, particularly with the evaluation, development and production of several precious metal projects

           Mr. Lindsay is the co-founder of Uranium Energy Corp. and served as Chairman of the Company since December 2005. He is also a founder of MIV Therapeutics Inc. ("MIVT") and from 2001 to January 2008 served as the Chairman, President and CEO.  Mr. Lindsay was a founder of AZCO Mining and served as chairman, president and CEO of AZCO from 1992 to 2000. AZCO was listed on the Toronto and American Stock Exchanges. Mr. Lindsay also co-founded Anatolia Minerals Development and New Oroperu Resources, two publicly traded companies with gold discoveries. Mr. Lindsay was chairman of TapImmune from 2007 to 2009 and helped reorganize the company and arranged for the acquisition of the technology from The University of British Columbia. Mr. Lindsay was a Director of Strategic American Oil Corporation from 2007-2010.  Mr. Lindsay served on the board of directors of Hana Mining Ltd. from 2005 to 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 2, 2011

BULLFROG GOLD CORP.

By:	/s/ David Beling
Name: David Beling
Title: President and Chief Executive Officer